EXHIBIT 5.1
LEGAL OPINION OF MORRISON & FOERSTER LLP
August 20, 2014

ICU Medical, Inc.
951 Calle Amanecer
San Clemente, California 92673

Re:    ICU Medical, Inc. 2011 Stock Incentive Plan and 2014 Inducement Stock Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ICU Medical, Inc. (the “Company”) with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,350,405 shares of the Company’s Common Stock (the “Shares”), $0.10 par value, 1,100,000 of which will be issuable under the ICU Medical, Inc. 2011 Stock Incentive Plan (the “2011 Plan”) and 250,405 of which will be issuable under the 2014 Inducement Stock Incentive Plan (the “2014 Plan” and together with the 2011 Plan, the “Plans”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plans and the authorization of the issuance of the Shares under the Plans, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of Shares under the Plans, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP